Exhibit 99.1

Microbot Medical® Announces Emory University Hospital as the First Hospital in the World to Adopt the New LIBERTY® Endovascular Robotic System

Adoption of LIBERTY is Consistent with Emory’s Commitment to the Growing and Evolving Field of Interventional Radiology

HINGHAM, Mass., November 26, 2025 — Microbot Medical Inc. (Nasdaq: MBOT), developer and distributor of the innovative LIBERTY Endovascular Robotic System, announced that Emory University Hospital, a nationally recognized academic medical center in Atlanta, has become the first hospital to adopt LIBERTY for patient care. Additionally, Microbot is collaborating with Emory to establish an Endovascular Robotics Program in interventional radiology to enhance the growing and evolving specialty field.

LIBERTY is the only FDA cleared, single-use, remotely operated robotic system for peripheral endovascular procedures, and it is designed for precise vascular navigation while aiming to reduce radiation exposure and physical strain. Just weeks ago, the Company commenced the limited market release of the system and plans for a full market release at the Society of Interventional Radiology (SIR) conference in April 2026, allowing the Company to showcase LIBERTY with the goal to deepen market adoption.

Emory University Hospital is a leading academic medical center recognized for its excellence in patient care, research, and innovation. With the hospital’s strengths in endovascular and oncology services, Microbot will support clinicians in delivering precise care for peripheral intervention procedures such as liver tumor embolization, prostate artery embolization and uterine fibroid embolization, among others.

“Introducing innovative technologies such as LIBERTY to our interventional radiology program underscores our priority to remain at the forefront of technological advancement. We anticipate that its single-use, remotely operated design will offer a practical and scalable approach to robotics that supports our operational goals, protects our clinicians and provides access to quality care,” says J. David Prologo, MD, division director for Interventional Radiology, Emory University School of Medicine.

“This is an extraordinary occasion for Microbot Medical, and we believe a major milestone for the entire surgical robotic space. We are establishing a completely new medical robotic category with the adoption of the first FDA-cleared single-use robotic system. This achievement reflects years of dedication and sustained progress by the entire team,” commented Harel Gadot, CEO, President & Chairman. “Emory University Hospital clinicians and researchers have demonstrated enthusiasm early on about this technology and in providing additional access to new technology for physicians and patients in the evolving field of medical robotics. We are proud to welcome them as the first adopter of LIBERTY, and we are committed to supporting them every step of the way to ensure clinical and operational success.”

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a commercial stage medical device company focused on transforming endovascular procedures through advanced robotic technology. Microbot’s LIBERTY® Endovascular Robotic System is the world’s first FDA cleared single-use, remotely operated robotic solution designed for precision, efficiency and safety. Backed by a strong intellectual property portfolio and a commitment to innovation, Microbot is driving the future of endovascular care. Commercialization Robotics MedTech MBOT News Endovascular Robotics Medical Robotics Innovation

Learn more at www.microbotmedical.com and connect on LinkedIn and X.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, commercialization and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “contemplates,” “continues,” “could,” “forecasts,” “intends,” “may,” “might,” “possible,” “potential,” “predicts,” “projects,” “should,” “would,” “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the commercialization of the LIBERTY® Endovascular Robotic System, and in the development of future versions of or applications for the system, uncertainty in the results of regulatory pathways and regulatory approvals, uncertainty resulting from political, social and geopolitical conditions, particularly any changes in personnel or processes or procedures at the FDA and announcements of tariffs on imports into the U.S., disruptions resulting from new and ongoing hostilities between Israel and the Palestinians, Iran and other neighboring countries, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical® can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical® disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Contacts:

IR@microbotmedical.com

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